Exhibit (h)(19)

AMENDMENT TO THE STATE REGISTRATION SERVICES AGREEMENT

This Amendment to the State Registration Services Agreement (the “Amendment”) is made retroactively as of September 18, 2006 by and between TD ASSET MANAGEMENT USA FUNDS INC. (“TD”) and PFPC INC. (“PFPC”)

BACKGROUND:

A.	TD (formerly, WATERHOUSE INVESTORS CASH MANAGEMENT FUND, INC.) and PFPC (successor to ClearSky Corporation) are parties to a State Registration Services Agreement dated as of November 27, 1995, as amended (the “Agreement”).

B.	The parties desire to amend the Agreement to update the references to the parties.

TERMS:

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Any reference in the Agreement to “WATERHOUSE INVESTORS CASH MANAGEMENT FUND, INC.” is hereby deleted and replaced with “TD ASSET MANAGEMENT USA FUNDS INC.”

2.	Any reference in the Agreement to “Waterhouse Asset Management, Inc.” is hereby deleted and replaced by “TD ASSET MANAGEMENT USA INC.”

3.	Any reference in the Agreement to “Waterhouse” is hereby deleted and replaced with “TD Asset Management.”

4.	Any reference in the Agreement to “Clear Sky Corporation” is hereby deleted and replaced with “PFPC Inc.” and any reference to “Clear Sky” is hereby deleted and replaced with “PFPC.”

5.	The address for notices for PFPC set forth in Section 7 of the Agreement is hereby deleted and replaced with the following:

PFPC Inc. 529 Main Street Schrafft Center Annex Boston, MA 02129

Attention: Kevin L. Caravella

6.	Each of the TDAM Short-Term Investment Fund, the TDAM Short-Term Bond Fund, the TDAM Institutional Money Market Fund and the TDAM Institutional U.S. Government Fund is included as series of the Fund under the Agreement for all purposes.

7.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ George O. Martinez
Name: George O. Martinez Title: President

PFPC INC.

By:	/s/ Kevin L. Caravella
Name: Kevin L. Caravella Title: Senior Vice President